EXHIBIT 99.1

News Release
TSX, NYSE-MKT Symbol: NCQ
NovaCopper Year End Corporate Update

November 24, 2015 - Vancouver, British Columbia - NovaCopper Inc. (TSX, NYSE-MKT: NCQ) ("NovaCopper" or "the Company") is pleased to provide a review of this year’s activities and a year-end corporate update.  All amounts are in US dollars unless otherwise indicated.

Highlights for Fiscal 2015

●	NovaCopper completed its acquisition of Sunward Resources Ltd. (“Sunward”) which netted the Company approximately C$20 million cash and 100% ownership of the Titiribi gold project in Colombia.

●	The Company completed a summer drill program at the 100% owned Arctic project in Alaska on time and under-budget.

●	Drill results confirmed continuity of high grade copper-gold-silver-lead-zinc mineralization.

●	Alaska’s Governor Bill Walker authorizes AIDEA to initiate the EIS for the Ambler access road.

●	Board approved change of corporate name to “Trilogy Metals Inc.” subject to receipt of shareholder approval at the next annual meeting.

As the Company approaches its fiscal year end on November 30th, we look back 2015 with a great sense of accomplishment.  In June we acquired Sunward, a publicly listed company on the Toronto Stock Exchange with a gold exploration property located in Colombia and approximately C$20 million of cash on its balance sheet.  The Sunward acquisition was approved by the shareholders of both companies.

The funds we acquired from the Sunward acquisition were used to advance the Upper Kobuk Mineral Projects (UKMP), specifically to advance the Arctic deposit towards pre-feasibility.  The first phase was to complete an in-fill drill program at Arctic, collect in-pit geotechnical (soil and rock), hydrological and waste characterization data and begin engineering studies with a budget of $5.5 million.  During the summer field season, the Company completed fourteen diamond drill holes for a total of 3,056 meters drilled.  The 2015 in-fill drill program was designed to support upgrading of potentially open pitable Inferred Resources to Measured and Indicated Resources classification.  Results of the drill program were released on October 21, 2015.

Highlights of Drill Results

Based on a cut-off grade of 1.0% copper, all holes intersected significant zones of high grade copper, gold, silver, lead and zinc mineralization – including:

●	AR15-0145 intersected four mineralized intervals, including 22 meters of 3.86% copper, 0.86 g/t gold, 71.0 g/t silver, 1.15% lead, and 5.36% zinc, and 5 meters of 3.82% copper, 0.68 g/t gold, 74.7 g/t silver, 1.60% lead, and 7.21% zinc, and 6.5 meters of 6.67% copper, 0.52 g/t gold, 31.4 g/t silver, 0.20% lead, and 3.38% zinc;

●
AR15-0136 intersected two mineralized intervals, including 32 meters of 3.08% copper, 1.56 g/t gold, 45.9 g/t silver, 0.18% lead, and 2.72% zinc, and 9 meters of 7.36% copper, 2.34 g/t gold, 219.3 g/t silver, 0.77% lead, and 5.00% zinc;

●	AR15-0138 intersected 18 meters of 4.93% copper, 0.74 g/t gold, 102.0 g/t silver, 0.94% lead, and 5.11% zinc;

●
AR15-0144 intersected three mineralized intervals, including 11 meters of 7.10% copper, 0.70 g/t gold, 80.4 g/t silver, 1.09% lead, and 9.04% zinc, and 9 meters of 4.22% copper, 0.75 g/t gold, 76.7 g/t silver, 0.82% lead, and 3.46% zinc;

The Company announced that all fourteen holes encountered significant mineralized intervals of high grade mineralization which are reported in Table 1.  Results are consistent with previous drilling conducted within the resource area on the property.

ADIEA Proceeds with AMDIAR EIS

On the same day that we released results from our drill program, Alaska’s Governor Bill Walker authorized the Alaska Industrial Development and Export Authority (AIDEA) to begin the Environmental Impact Statement (EIS) process on the Ambler Mining District Industrial Access Road (AMDIAR).  Completion of the AMDIAR would provide road access from the Dalton Highway to the Ambler mining district where the State of Alaska and NANA Regional Corp., an Alaska Native Corporation, have extensive land holdings.  The Ambler mining district consists of over two dozen known prospects of polymetallic volcanogenic massive sulfide and carbonate-hosted copper-cobalt-gold-silver replacement style deposits occurring along a 100Km (70 Mile) long belt of mineralization, including the UKMP.

Corporate Developments

On November 18, 2015 Mr. Philip O’Neill resigned from the NovaCopper Board of Directors which he joined following the Sunward acquisition.  The Company and its Board of Directors thank Mr. O’Neill, who was one of the founders and most recent CEO of Sunward, for his valuable service through the years and wish him continued success in his future endeavors.

Following completion of the Sunward transaction, the Board of Directors of NovaCopper approved changing the Company’s corporate name to Trilogy Metals Inc.  The decision reflects the Company’s valuation leverage not just to copper but to zinc and gold.  The name change is subject to shareholder approval which will be sought at the next annual general meeting expected to be held in Q2 of 2016.

The Company anticipates ending the fiscal year with a strong cash position sufficient enough to support two years of corporate administration and the continuation of moving Arctic through the next phase of geotechnical drilling and engineering site investigation work.

Table 1: Arctic Deposit Significant Drill Intervals

Hole ID	From (m)	To (m)	AI1 (m)	Cu %	Au g/t	Ag g/t	Pb %	Zn %	CuEq2%
AR15-0132	84.54	86.96	2.42	3.64	0.65	32.3	0.70	3.46	5.67
AR15-0133	97.66	101.12	3.46	5.33	0.45	59.7	1.04	6.91	8.65
AR15-0133	136.71	140.76	4.05	2.21	0.07	11.3	0.05	0.15	2.44
AR15-0133	227.50	247.56	20.06	3.12	0.29	34.3	0.14	1.20	4.09
AR15-0134	113.50	114.75	1.25	5.75	0.91	103.4	1.98	7.57	10.36
AR15-0134	131.16	133.45	2.29	2.56	0.60	35.4	0.43	1.22	3.85
AR15-0134	139.10	140.45	1.35	2.80	0.52	73.5	2.42	8.80	7.31
AR15-0135	101.10	102.48	1.38	6.66	0.19	49.4	1.34	4.84	9.18
AR15-0136	184.55	193.64	9.09	7.36	2.34	219.3	0.77	5.00	13.09
AR15-0136	247.60	279.72	32.12	3.08	1.56	45.9	0.18	2.72	5.47
AR15-0137	189.00	194.85	5.85	0.77	0.19	33.5	0.58	1.92	2.01
AR15-0138	170.58	188.54	17.96	4.93	0.74	102.0	0.94	5.11	8.37
AR15-0139	258.25	259.95	1.70	1.14	0.02	2.6	0.01	0.05	1.20
AR15-0140	147.14	155.43	8.29	4.39	1.35	93.7	4.07	11.68	11.03
AR15-0141	94.73	99.06	4.33	4.64	1.05	82.1	1.65	8.68	9.32
AR15-0142	85.88	89.30	3.42	3.76	0.72	131.9	5.43	21.83	13.81
AR15-0143	45.80	50.12	4.32	3.95	1.43	65.0	1.59	7.97	8.45
AR15-0144	187.60	198.65	11.05	7.10	0.70	80.4	1.09	9.04	11.46
AR15-0144	205.25	206.25	1.00	4.37	0.05	44.5	1.71	5.99	7.20
AR15-0144	254.90	263.91	9.01	4.22	0.75	76.7	0.82	3.46	6.85
AR15-0145	124.10	145.75	21.65	3.86	0.86	71.0	1.15	5.36	7.16
AR15-0145	150.90	156.00	5.10	3.82	0.68	74.7	1.60	7.21	7.72
AR15-0145	175.10	176.23	1.13	1.71	0.13	24.3	0.53	6.72	4.21
AR15-0145	184.05	190.60	6.55	6.67	0.52	31.4	0.20	3.38	8.42

Footnotes to Drill Interval Table:
1.	AI = Continuous Assayed Interval (meters).
2.
Copper equivalent (CuEq) calculations use metal prices assumptions of $2.90/lb for copper, $1,300/oz for gold, $22.70/oz for silver, $0.90/lb for lead and $0.85/lb for zinc. Copper equivalent calculations reflect gross metal content and have not been adjusted for metallurgical recoveries.

3.	Results are core intervals and not true thickness; true widths have not been determined for the above intercepts but are believed to be representative of actual drill thicknesses.
4.	Significant interval defined as a minimum of 1.0 meter Cu interval with average grade >0.7% Cu.
5.	Cutoff grade of 1.0% Cu.
6.	Internal dilution up to five meters of <1.0% Cu.
7.	Intervals of <1.0 meter not reported.
8.	Some rounding errors may occur.

Quality Control and Data Verification

The drill program, sampling protocol and data verification were managed and overseen by qualified persons employed by NovaCopper. Twelve in-fill diamond drill holes were drilled at NQ diameter drill core and two geotechnical drill holes were drilled at HQ diameter drill core by Boart Longyear of South Jordan, Utah. Samples in mineralized core were collected using a

0.3-meter minimum length, 2.0-meter maximum length and 0.9-meter average sample length. Samples in un-mineralized core were collected using 2.0-meter minimum length, 10-meter maximum length and 4-meter average sample length. Drill core recovery averaged 94% without overburden. Three quality control samples (one blank, one standard and one duplicate) were inserted into each batch of 20 samples. The drill core was either sawn or shipped as whole core, with samples sent to ALS Minerals, Fairbanks, Alaska for sample preparation and the sample pulps forwarded to ALS’s North Vancouver facility for analysis. ALS Minerals in North Vancouver, B.C., Canada, is a facility certified as ISO 9001:2008 and accredited to ISO / IEC 17025:2005 from the Standards Council of Canada.

Qualified Person

Erin Workman, P.Geo, Director of Technical Services and an employee of NovaCopper, is a Qualified Person as defined by National Instrument 43-101.  Ms. Workman has reviewed the scientific and technical information in this news release and approves the disclosure contained herein. Ms. Workman has reviewed the results of the drill program and confirmed that all procedures, protocols and methodologies used in the drill program conform to industry standards.

About NovaCopper

NovaCopper Inc. is a metals exploration company focused on exploring and developing the Ambler mining district located in northwestern Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic VMS deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high grade copper mineralization. Exploration efforts have been focused on two deposits in the Ambler district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within NovaCopper's land package that spans approximately 143,000 hectares. NovaCopper has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer. The Company also owns 100% of the Titiribi Project located approximately 70 kilometers southwest of the city of Medellin, Colombia, in Antioquia department, within the historical Titiribi mining district.

More information on the Company, its properties and its management team is available on the Company's website at www.novacopper.com

NovaCopper Contact:
Elaine Sanders
Chief Financial Officer
elaine.sanders@novacopper.com
604-638-8088 or 1-855-638-8088

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Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information” and "forward-looking statements” (collectively "forward-looking statements”) within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, statements regarding or relating to anticipated spending and activities on the AMDIAR by the State of Alaska and AIDEA, anticipated activity at the UKMP Projects, the proposed name change by the Company, and the anticipated cash position of the Company are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects”, "anticipates”, "believes”, "intends”, "estimates”, "potential”, "possible”, and similar expressions, or statements that events, conditions, or results "will”, "may”, "could”, or "should” occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NovaCopper's expectations include the uncertainties involving the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties and infrastructure; the need for regulatory and shareholder approvals; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in NovaCopper’s Annual Report on Form 10-K for the year ended November 30, 2014 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other NovaCopper reports and documents filed with applicable securities regulatory authorities from time to time. NovaCopper's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NovaCopper assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.